                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED ) SEPTEMBER 18, 1997
                            CALI REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MARYLAND                          1-13274                          22-3305147
  (STATE OR OTHER JURISDICTION              (COMMISSION                      (IRS EMPLOYER
       OR INCORPORATION)                    FILE NUMBER)                 IDENTIFICATION NUMBER)

                 11 COMMERCE DRIVE, CRANFORD , NEW JERSEY 07016

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (908) 272-8000

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5, OTHER EVENTS

    During the period May 8, 1997 through September 15, 1997, Cali Realty Corporation and subsidiaries (the "Company") (i) acquired four office buildings in a suburban office complex, (ii) acquired two office buildings in a suburban office complex, (iii) acquired an individual office property, (iv) acquired an office/ flex property and (v) acquired another individual office property through five individual transactions with separate, unrelated sellers (to be collectively referred to as the "Acquisitions"). The Acquisitions, together with the Company's acquisition of a 76,300 square-foot office/flex property ("1345 Campus Parkway") on January 28, 1997 and of 65 properties from the Robert Martin Company LLC and affiliates ("RM") on January 31, 1997 in the "RM Transaction", are to be collectively referred to as the "1997 Events." The following is a brief description of the Acquisitions:

    On May 8, 1997, the Company acquired four buildings in the Westlakes Office Park ("Westlakes"), a suburban office complex located in Berwyn, Chester County, Pennsylvania, totaling 444,350 square feet. The properties were acquired for approximately $74.7 million, which was made available primarily from drawing on one of the Company's credit facilities.

    On July 21, 1997, the Company acquired two office buildings in the Moorestown Corporate Center ("Moorestown Buildings"), a suburban office complex located in Moorestown, Burlington County, New Jersey. The properties, each consisting of 74,000 square feet, were acquired for an aggregate price of approximately $10.2 million, which was made available from drawing on one of the Company's credit facilities.

    On August 1, 1997, the Company acquired 1000 Bridgeport Avenue ("Shelton Place"), a 133,000 square-foot office building located in Shelton, Fairfield County, Connecticut. The property was acquired for approximately $15.5 million, which was made available from drawing on one of the Company's credit facilities.

    On August 15, 1997, the Company acquired 200 Corporate Boulevard South ("200 Corporate"), an 84,000 square-foot office/flex building located in Yonkers, Westchester County, New York. The property was acquired for approximately $8.0 million through the exercise of a purchase option obtained in connection with the January 1997 RM Transaction. The acquisition cost, net of the mortgage prepayment described below, was financed from the Company's cash reserves.

    In conjunction with the acquisition of 200 Corporate, the sellers of the property, certain RM principals, prepaid $4.4 million of the $11.6 million mortgage note receivable ("RM Mortgage Note Receivable") between the Company and such RM principals.

    On September 3, 1997, the Company acquired Three Independence Way ("Three Independence"), a 111,300 square foot suburban office property located in Princeton, Mercer County, New Jersey, for approximately $13.2 million. The funds were made available from drawing on one of the Company's credit facilities.

    Further information regarding the Acquisitions is attached on SCHEDULE A.

    Each of the Acquisitions was pursuant to individual agreements for the sale and purchase of each property between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties include their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to Company stockholders, and other factors. The Company takes into consideration capitalization rates at which it believes other comparable office buildings had recently sold, but determined the price it is willing to pay primarily on the factors discussed above relating to the properties themselves and their fit with the Company's operations. No separate independent appraisals were obtained in connection with the acquisition of properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported not to be necessarily indicative of future operating results.

ITEM 7, FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) FINANCIAL STATEMENTS

  The Statements of Revenue and Certain Expenses included in this report encompass the following:

    - Audited Statement of Revenue and Certain Expenses for Westlakes for the year ended December 31, 1996 and unaudited interim financial information for the period January 1, 1997 through May 7, 1997,

    - Audited Statement of Revenue and Certain Expenses for Shelton Place for the year ended April 30, 1997, and unaudited interim financial information for the three months ended July 31, 1997,

    - Audited Statement of Revenue and Certain Expenses for Three Independence for the year ended December 31, 1996, and unaudited financial information for the six months ended June 30, 1997.

    (b) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

  Unaudited pro forma financial information for the Company is presented as follows:

    - Condensed consolidated balance sheet as of June 30, 1997.

    - Condensed consolidated statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996.

    - Estimated twelve-month pro forma statement of taxable net operating income and operating funds available for the twelve months ended June 30, 1997.

    (c) EXHIBITS

           10.95      -- Agreement for Assignment of Sale Agreement between O'Neill Properties Group,
                      L.P., as Contract Vendee, and Moorestown Realty Associates L.P., as Assignee,
                        dated as of July 17, 1997.
           10.96      -- Sale Agreement between Metropolitan Life Insurance Company, as Seller, and
                      O'Neill Properties Group, L.P., as Purchaser, dated as of May 5, 1997.
           10.97      -- Earnest Money Contract and Agreement by and between New York Life Insurance
                        Company, as Seller, and Cali Realty Acquisition Corporation, as Purchaser,
                        dated as of August 20, 1997.

                                                                      SCHEDULE A

                            CALI REALTY CORPORATION
                          SUMMARY OF THE ACQUISITIONS

                                                            PERCENT                              INITIAL
                                                           OCCUPIED                              COST TO
                           DATE           TOTAL           AT DATE OF                           COMPANY (IN
       PROPERTY          ACQUIRED      SQUARE FEET        ACQUISITION       YEAR COMPLETED     THOUSANDS)
      WESTLAKES           05/08/97                                97%                           $  74,700
       Berwyn,
   Chester County,
     Pennsylvania
 1235 Westlakes Drive                     134,902                                   1986

 1205 Westlakes Drive                     130,265                                   1988

 1055 Westlakes Drive                     118,487                                   1990

 1000 Westlakes Drive                      60,696                                   1989
 MOORESTOWN BUILDINGS     07/21/97                            vacant                            $  10,200
      Moorestown,
  Burlington County,
      New Jersey
224 Strawbridge Drive                      74,000                                   1984
228 Strawbridge Drive                      74,000                                   1984

    SHELTON PLACE         08/01/97        133,000                 97%               1986        $  15,500
1000 Bridgeport Avenue
       Shelton,
  Fairfield County,
     Connecticut

    200 CORPORATE         08/15/97         84,000                 98%               1990        $   8,000
   BOULEVARD SOUTH
        Yonkers,
 Westchester County,
       New York

THREE INDEPENDENCE WAY    09/03/97        111,300                100%               1983        $  13,150
      Princeton,
    Mercer County,
      New Jersey
        TOTAL                             920,650                                               $ 121,550

                                 PRINCIPAL TENANTS
                          (BASED ON PERCENTAGE OF PROPERTY
       PROPERTY                       LEASED)
      WESTLAKES
       Berwyn,
   Chester County,
     Pennsylvania
 1235 Westlakes Drive   Ratner & Prestia, PC (14%), Pepper,
                              Hamilton & Scheetz (11%)
 1205 Westlakes Drive   Provident Mutual Life Insurance Co.
                          (35%), Oracle Corporation (23%)
 1055 Westlakes Drive   Tokai Financial Services, Inc. (77%)
 1000 Westlakes Drive      PNC Bank National Association
                        (38%), Drinker, Biddle & Reath (24%)
 MOORESTOWN BUILDINGS
      Moorestown,
  Burlington County,
      New Jersey
224 Strawbridge Drive                   N/A
228 Strawbridge Drive                   N/A
    SHELTON PLACE        Wesely Software Development Corp.
1000 Bridgeport Avenue                 (22%),
       Shelton,          The William Carter Company (20%),
  Fairfield County,        Blue Cross and Blue Shield of
     Connecticut              Connecticut, Inc. (12%),
                          Toyota Motor Credit Corp. (11%),
                             Lanstar System, Inc. (11%)
    200 CORPORATE          Belmay, Inc. (29%), Montefiore
   BOULEVARD SOUTH              Medical Center (23%),
        Yonkers,          Codenoll Technology Corp. (13%)
 Westchester County,
       New York
THREE INDEPENDENCE WAY    Merrill Lynch, Pierce, Fenner &
      Princeton,                  Smith, Inc. (71%)
    Mercer County,
      New Jersey
        TOTAL

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CALI REALTY CORPORATION

                                                By: /s/ THOMAS A. RIZK
September 19, 1997                              -------------------------------------------
                                                Thomas A. Rizk
                                                PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                By: /s/ BARRY LEFKOWITZ
September 19, 1997                              -------------------------------------------
                                                Barry Lefkowitz
                                                CHIEF FINANCIAL OFFICER

                            CALI REALTY CORPORATION

                         INDEX TO FINANCIAL INFORMATION

                                                                                                                PAGE
                                                                                                                -----
WESTLAKES
  Report of Independent Accountants........................................................................           6
    Statements of Revenue and Certain Expenses for:
    The Year Ended December 31, 1996.......................................................................           7
    The Period from January 1, 1997 through May 7, 1997 (unaudited)........................................           8
  Notes to Statements of Revenue and Certain Expenses......................................................        9-10

SHELTON PLACE
  Report of Independent Accountants........................................................................          11
    Statements of Revenue and Certain Expenses for:
    The Year Ended April 30, 1997..........................................................................          12
    The Three Months Ended July 31, 1997 (unaudited).......................................................          13
  Notes to Statements of Revenue and Certain Expenses......................................................       14-15

THREE INDEPENDENCE

  Report of Independent Accountants........................................................................          16
    Statements of Revenue and Certain Expenses for:
    The Year Ended December 31, 1996.......................................................................          17
    The Six Months Ended June 30, 1997 (unaudited).........................................................          18
  Notes to Statements of Revenue and Certain Expenses......................................................       19-20

CALI REALTY CORPORATION
  PRO FORMA (UNAUDITED):
  Condensed Consolidated Balance Sheet as of June 30, 1997.................................................       21-22
  Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 1997 and for the Year
    Ended December 31, 1996................................................................................       23-29
  Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available
    for the Twelve Months June 30, 1997....................................................................       30-31

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
Cali Realty Corporation
Cranford, New Jersey

    We have audited the accompanying Statement of Revenue and Certain Expenses for the property known as Westlakes Office Park for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Cali Realty Corporation) and is not intended to be a complete presentation of Westlakes Office Park's revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses for Westlakes Office Park, on the basis described in Note 2, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                    /s/ Schonbraun, Safris, Sternlieb & Co.,
                                    L.L.C.
                                    --------------------------------------------
                                    SCHONBRAUN SAFRIS STERNLIEB & CO., L.L.C.

                                            Certified Public Accountants

Roseland, New Jersey
May 20, 1997

                             WESTLAKES OFFICE PARK

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

Revenue
  Base rents (Note 3)..........................................................  $7,737,771
  Escalations and recoveries from tenants......................................   2,346,892
                                                                                 ----------
                                                                                 10,084,663
                                                                                 ----------
Certain expenses
  Real estate taxes............................................................     610,016
  Utilities....................................................................   1,216,385
  Operating services...........................................................   1,626,811
  General and administrative (Note 4)..........................................     772,240
                                                                                 ----------
                                                                                  4,225,452
                                                                                 ----------
Revenue in excess of certain expenses..........................................  $5,859,211
                                                                                 ----------
                                                                                 ----------

  The accompanying notes are an integral part of this Statement of Revenue and
                               Certain Expenses.

                             WESTLAKES OFFICE PARK

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                 FOR THE PERIOD JANUARY 1, 1997 TO MAY 7, 1997

                                  (UNAUDITED)

Revenue
  Base rents (Note 3)...........................................................  $2,824,753
  Recoveries from tenants.......................................................    865,881
                                                                                  ---------
                                                                                  3,690,634
                                                                                  ---------
Certain expenses
  Real estate taxes.............................................................    258,437
  Utilities.....................................................................    361,792
  Operating services............................................................    448,870
  General and administrative (Note 4)...........................................    245,727
                                                                                  ---------
                                                                                  1,314,826
                                                                                  ---------
Revenue in excess of certain expenses...........................................  $2,375,808
                                                                                  ---------
                                                                                  ---------

  The accompanying notes are an integral part of this Statement of Revenue and
                               Certain Expenses.

                             WESTLAKES OFFICE PARK

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND OPERATION OF PROPERTY

    For the purpose of the accompanying statement of revenue and certain expenses, Westlakes Office Park (the "Property") consists of four office buildings located in Berwyn, Chester County, Pennsylvania. The Property contains a total of approximately 444,350 square feet of net rentable area. The Property was acquired by a subsidiary of Cali Realty Corporation, (the "Company") on May 8, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. BASIS OF PRESENTATION

    The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

    The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenue and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Property, have been excluded. Revenues excluded consists of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Property.

    B. USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

    C. REVENUE RECOGNITION

    Base rents are recognized on a straight-line basis over the terms of the respective leases.

3. LEASES

    Leases for the Property have various remaining lease terms of up to 10 years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease.

    Future minimum rents to be received over the next five years and thereafter, as of December 31, 1996, from tenants are as follows:

1997...........................................................  $9,026,038
1998...........................................................   8,911,747
1999...........................................................   8,312,429
2000...........................................................   7,097,526
2001...........................................................   3,692,641
Thereafter.....................................................   6,033,915
                                                                 ----------
                                                                 $43,074,296
                                                                 ----------
                                                                 ----------

                             WESTLAKES OFFICE PARK

                      FOR THE YEAR ENDED DECEMBER 31, 1996

3. LEASES (CONTINUED)
    For the year ended December 31, 1996, one tenant, Tokai Financial Services, contributed 18 percent of base rents.

    For the period of January 1, 1997 to May 7, 1997, Tokai Financial Services contributed 18 percent and Provident Mutual Life Insurance contributed 12 percent of base rents.

4. GENERAL AND ADMINISTRATIVE EXPENSES

    The Property was owner-managed and incurred management fees of four percent of revenue received which totaled $432,647 for the twelve months ended December 31, 1996. Additionally, management fees totaled $147,625 for the period of January 1, 1997 to May 7, 1997.

5. INTERIM STATEMENTS

    The interim financial data for the period of January 1, 1997 to May 7, 1997 are unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for the periods presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Cali Realty Corporation
Cranford, New Jersey

    We have audited the accompanying Statement of Revenue and Certain Expenses for the property known as First Shelton Place for the year ended April 30, 1997. The financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Cali Realty Corporation) and is not intended to be a complete presentation of First Shelton Place revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses for First Shelton Place, on the basis described in Note 2, for the year ended April 30, 1997, in conformity with generally accepted accounting principles ("GAAP").

                                    /s/ Schonbraun, Safris, Sternlieb & Co.,
                                    L.L.C.
                                    --------------------------------------------
                                    SCHONBRAUN SAFRIS STERNLIEB & CO., L.L.C.

                                            Certified Public Accountants

Roseland, New Jersey
August 8, 1997

                   FIRST SHELTON PLACE--SHELTON, CONNECTICUT

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                       FOR THE YEAR ENDED APRIL 30, 1997

Revenue
  Base rents (Note 3)...........................................................  $2,092,577
  Escalations and recoveries from tenants.......................................    192,726
                                                                                  ---------
                                                                                  2,285,303
                                                                                  ---------
Certain expenses
  Real estate taxes.............................................................    160,902
  Utilities.....................................................................    319,831
  Operating services............................................................    292,198
  General and administrative (Note 4)...........................................     93,210
                                                                                  ---------
                                                                                    866,141
                                                                                  ---------
Revenue in excess of certain expenses...........................................  $1,419,162
                                                                                  ---------
                                                                                  ---------

  The accompanying notes are an integral part of this Statement of Revenue and
                               Certain Expenses.

                   FIRST SHELTON PLACE--SHELTON, CONNECTICUT

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                    FOR THE THREE MONTHS ENDED JULY 31, 1997

                                  (UNAUDITED)

Revenue
  Base rents (Note 3).............................................................  $ 561,123
  Escalations and other income....................................................     52,683
                                                                                    ---------
                                                                                      613,806
                                                                                    ---------
Certain expenses
  Real estate taxes...............................................................     40,224
  Utilities.......................................................................     76,667
  Operating services..............................................................     60,418
  General and administrative (Note 4).............................................     24,333
                                                                                    ---------
                                                                                      201,642
                                                                                    ---------
Revenue in excess of certain expenses.............................................  $ 412,164
                                                                                    ---------
                                                                                    ---------

  The accompanying notes are an integral part of this Statement of Revenue and
                               Certain Expenses.

                   FIRST SHELTON PLACE--SHELTON, CONNECTICUT

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                       FOR THE YEAR ENDED APRIL 30, 1997

1. ORGANIZATION AND OPERATION OF PROPERTY

    For the purpose of the accompanying statement of revenue and certain expenses, First Shelton Place (the "Property") is an office building located in Shelton, Fairfield County, Connecticut, which was acquired by a subsidiary of Cali Realty Corporation, (the "Company") on August 1, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. BASIS OF PRESENTATION

    The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

    The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Property, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Property.

    B. USE OF ESTIMATES

    The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the report amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

    C. REVENUE RECOGNITION

    Base rents are recognized on a straight-line basis over the term of the respective lease.

3. LEASES

    Leases for the Property have various remaining lease terms of up to nine years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease.

    Future minimum rents to be received over the next five fiscal years and thereafter from tenants as of April 30, 1997 are as follows:

May 1, 1997-April 30, 1998......................................  $2,128,464
May 1, 1998-April 30, 1999......................................  2,009,388
May 1, 1999-April 30, 2000......................................  1,558,335
May 1, 2000-April 30, 2001......................................  1,096,008
May 1, 2001-April 30, 2002......................................    949,409
Thereafter......................................................  1,033,054
                                                                  ---------
                                                                  $8,774,658
                                                                  ---------
                                                                  ---------

                   FIRST SHELTON PLACE--SHELTON, CONNECTICUT

                       FOR THE YEAR ENDED APRIL 30, 1997

3. LEASES (CONTINUED)
    For the year ended April 30, 1997, three tenants contributed 47.4 percent and for the three months ended July 31, 1997, five tenants contributed 80.6 percent of base rents (unaudited).

    William Carter contributed 22.6 percent of the base rents for the year ended April 30, 1997 and 22.5 percent of base rents for the three months ended July 31, 1997 (unaudited).

    Blue Cross/Blue Shield contributed 14.2 percent of the base rents for the year ended April 30, 1997 and 13.3 percent of base rents for the three months ended July 31, 1997 (unaudited).

    Lanstar contributed 10.6 percent of the base rents for the year ended April 30, 1997 and 11.9 percent of base rents for the three months ended July 31, 1997 (unaudited).

    For the three months ended July 31, 1997, Wesely Software contributed 21.7 percent of base rents and Toyota Motor Credit Corporation contributed 11.2 percent of base rents.

4. GENERAL AND ADMINISTRATIVE EXPENSES

    The Property incurred management fees based on three and one-quarter percent of revenues received which totaled $77,860 for the year ended April 30, 1997, $22,374 for the period May 1, 1997 to July 31, 1997 (unaudited).

5. INTERIM STATEMENTS

    The interim financial data for the three months ended July 31, 1997 is unaudited; however, in the opinion of management, the interim financial data include all adjustments, consisting only of normally-recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for the periods presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Cali Realty Corporation
Cranford, New Jersey

    We have audited the accompanying Statement of Revenue and Certain Expenses for the property known as Three Independence Way, for the year ended December 31, 1996. The financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenue and certain expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Cali Realty Corporation) and is not intended to be a complete presentation of Three Independence Way's revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses for Three Independence Way, on the basis described in Note 2, for the year ended December 31, 1996, in conformity with generally accepted accounting principles ("GAAP").

                                    /s/ Schonbraun, Safris, Sternlieb & Co.,
                                    L.L.C.
                                    --------------------------------------------

                                     SCHONBRAUN SAFRIS STERNLIEB & CO., L.L.C.
                                            Certified Public Accountants

Roseland, New Jersey
September 3, 1997

                             THREE INDEPENDENCE WAY

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                          YEAR ENDED DECEMBER 31, 1996

Revenue
  Base rents (Note 3).........................................................................................  $1,023,679
  Escalations and recoveries from tenant......................................................................       3,625
                                                                                                                ----------
                                                                                                                 1,027,304
                                                                                                                ----------
Certain expenses
  Real estate taxes...........................................................................................     222,633
  Utilities...................................................................................................     113,574
  Operating services..........................................................................................     232,951
  General and administrative..................................................................................      46,856
                                                                                                                ----------
                                                                                                                   616,014
                                                                                                                ----------
Revenue in excess of certain expenses.........................................................................    $411,290
                                                                                                                ----------
                                                                                                                ----------

  The accompanying notes are an integral part of this Statement of Revenue and
                               Certain Expenses.

                             THREE INDEPENDENCE WAY

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                  (UNAUDITED)

Revenue
  Base rents (Note 3).............................................................  $ 975,468
  Escalations and recoveries from tenant..........................................      1,403
                                                                                    ---------
                                                                                      976,871
                                                                                    ---------
Certain expenses
  Real estate taxes...............................................................    121,570
  Utilities.......................................................................     53,549
  Operating services..............................................................    109,139
  General and administrative......................................................     20,825
                                                                                    ---------
                                                                                      305,083
                                                                                    ---------
Revenue in excess of certain expenses.............................................  $ 671,788
                                                                                    ---------
                                                                                    ---------

  The accompanying notes are an integral part of this Statement of Revenue and
                               Certain Expenses.

                             THREE INDEPENDENCE WAY

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                          YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND OPERATION OF PROPERTY

    For the purpose of the accompanying statement of revenue and certain expenses, Three Independence Way (the "Property") is an office building located in Princeton, Mercer County, New Jersey which was acquired by a subsidiary of Cali Realty Corporation, (the "Company").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. BASIS OF PRESENTATION

    The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

    The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Property, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Property.

    B. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

    C. REVENUE RECOGNITION

    Base rents are recognized on a straight-line basis over the term of the respective lease.

3. LEASES

    Leases for the Property have various remaining lease terms of up to five years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease. In addition to base rents, the leases provide for the tenants to pay a portion of real estate taxes and operating expenses in excess of base year amounts.

                             THREE INDEPENDENCE WAY

                          YEAR ENDED DECEMBER 31, 1996

3. LEASES (CONTINUED)
    Future minimum rents to be received over the next five years and thereafter from tenants as of December 31, 1996 are as follows:

1997............................................................  $1,613,967
1998............................................................  1,897,978
1999............................................................  1,705,857
2000............................................................  1,705,857
2001............................................................  1,651,692
Thereafter......................................................    499,538
                                                                  ---------
                                                                  $9,074,889
                                                                  ---------
                                                                  ---------

    For the year ended December 31, 1996, four tenants made up 73.6% of base rents, comprised of: Thomas Cook Travel Money ("Thomas Cook") 34.4%, Riviera Finance 16.0%, MCI Telecommunications 12.8%, and Bell Atlantic Meridian Systems 10.4%.

    On December 17, 1996, Merrill Lynch, Pierce, Fenner, & Smith, Inc. ("Merrill Lynch" ) signed a lease to take over space left vacant after Thomas Cook terminated their lease in November 1996. Merrill Lynch's total square footage leased is 79,726, which comprises 71.6% of the rentable square footage of the building. The lease expires on April 30, 2002 and provides for, among other things, annual base rent of $1,494,863.

    For the six months ended June 30, 1997, Merrill Lynch contributed 72.0% of base rents (unaudited).

4. GENERAL AND ADMINISTRATIVE EXPENSES

    The Property incurred management fees based on two and one-half percent of revenues received which totaled $41,309 for the year ended December 31, 1996 and $18,690 for the six months ended June 30, 1997 (unaudited).

5. INTERIM STATEMENTS

    The interim financial data for the six months ended June 30, 1997 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                            CALI REALTY CORPORATION

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                       AS OF JUNE 30, 1997 (IN THOUSANDS)

    The following unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition by the Company of the Moorestown Buildings, Shelton Place, 200 Corporate and Three Independence had occurred on June 30, 1997. This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1996 and the Company's Form 10-Q for the six month period ended June 30, 1997, respectively.

    The pro forma condensed consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the aforementioned acquisition actually occurred on June 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                                                                                    COMPANY
                                                                                      COMPANY      PRO FORMA       PRO FORMA
                                                                                    HISTORICAL    ADJUSTMENTS     (UNAUDITED)
                                                                                    -----------   -----------     -----------
ASSETS
----------------------------------------------------------------------------------
Rental property, net..............................................................  $ 1,307,365    $ 46,850(a)    $ 1,354,215
Cash and cash equivalents.........................................................        6,090      --                 6,090
Unbilled rents receivable.........................................................       23,648      --                23,648
Deferred charges and other assets, net............................................       13,224      --                13,224
Restricted cash...................................................................        8,218      --                 8,218
Accounts receivable, net..........................................................        3,547      --                 3,547
Mortgage note receivable..........................................................       11,600      (4,350)(b)         7,250
                                                                                    -----------   -----------     -----------
Total assets......................................................................  $ 1,373,692    $ 42,500       $ 1,416,192
                                                                                    -----------   -----------     -----------
                                                                                    -----------   -----------     -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------------------
Mortgages and loans payable.......................................................  $   553,961    $ 42,500(c)    $   596,461
Dividends and distributions payable...............................................       18,334      --                18,334
Accounts payable and accrued expenses.............................................       10,582      --                10,582
Accrued interest payable..........................................................        1,916      --                 1,916
Rents received in advance and security deposits...................................       16,280      --                16,280
                                                                                    -----------   -----------     -----------
Total liabilities.................................................................      601,073      42,500           643,573
                                                                                    -----------   -----------     -----------
Minority interest of unitholders in Operating Partnership.........................       70,911      --                70,911
                                                                                    -----------   -----------     -----------
Stockholders' equity
  Common stock, $.01 par value....................................................          366      --                   366
Additional paid in capital........................................................      723,009      --               723,009
Distributions in excess of net earnings...........................................      (11,604)     --               (11,604)
Unamortized stock compensation....................................................      (10,063)     --               (10,063)
                                                                                    -----------   -----------     -----------
Total stockholders' equity........................................................      701,708      --               701,708
                                                                                    -----------   -----------     -----------
Total liabilities and stockholders' equity........................................  $ 1,373,692    $ 42,500       $ 1,416,192
                                                                                    -----------   -----------     -----------
                                                                                    -----------   -----------     -----------

                 See accompanying footnotes on subsequent page.

                            CALI REALTY CORPORATION

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                       AS OF JUNE 30, 1997 (IN THOUSANDS)

------------------------

(a) Represents the approximate aggregate cost of the acquisitions subsequent to June 30, 1997, consisting of the Moorestown Buildings on July 21, 1997 for $10,200; Shelton Place on August 1, 1997 for $15,500; 200 Corporate on August 15, 1997 for $8,000; and Three Independence on September 3, 1997 for $13,150.

(b) Represents the partial prepayment of the RM Mortgage Note Receivable received from the sellers of 200 Corporate, certain RM principals, in conjunction with the Company's acquisition of such property.

(c) Represents the approximate aggregate pro forma drawings on the Company's credit facilities, which were used as the primary means in funding the acquisitions subsequent to June 30, 1997, listed in note (a) above.

                            CALI REALTY CORPORATION

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

    The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 are presented as if each of the following had occurred on January 1, 1996: (i) the partial prepayment by the Company of its Mortgage Financing ("Partial Prepayment") in 1996, (ii) the disposition by the Company of its property at 15 Essex Road in Paramus, New Jersey ("Essex Road") in 1996, (iii) the acquisition by the Company of the properties known as 103 Carnegie, Rose Tree, the Mount Airy Road Buildings , Five Sentry Parkway, Harborside, Whiteweld Centre, One Bridge Plaza and Airport Center in 1996, (iv) the net proceeds received by the Company as a result of its common stock offering of 3,450,000 shares on August 13, 1996 (the "August Offering"), (v) the net proceeds received by the Company as a result of the Company common stock offering of 17,537,500 shares on November 22, 1996 (the "November Offering"), and (vi) completion by the Company of the 1997 Events. Items (i) through (v) above are to be collectively referred to as the "1996 Events."

    Such pro forma information is based upon the historical consolidated results of operations of the Company for the six months ended June 30, 1997 and for the year ended December 31, 1996, after giving effect to the transactions described above. The pro forma condensed consolidated statements of operations should be read in conjunction with the pro forma condensed consolidated balance sheet of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-Q for the six months ended June 30, 1997 and in the Company's Form 10-K for the year ended December 31, 1996.

    The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the Company's results of operations for future periods.

                            CALI REALTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                  (UNAUDITED)

                                                                                         PRO FORMA ADJ.
                                                                              COMPANY       FOR 1997       COMPANY
REVENUES                                                                    HISTORICAL       EVENTS       PRO FORMA
--------------------------------------------------------------------------  -----------  --------------  -----------
Base rents................................................................   $  93,180     $   10,734(a)  $ 103,914
Escalations and recoveries from tenants...................................      14,279          1,198(a)     15,477
Parking and other.........................................................       3,598            524(a)      4,122
Interest income...........................................................       1,640          (956)(b)        684
                                                                            -----------       -------    -----------
Total revenues............................................................     112,697         11,500       124,197
                                                                            -----------       -------    -----------
EXPENSES
--------------------------------------------------------------------------
Real estate taxes.........................................................      11,929          1,339(a)     13,268
Utilities.................................................................       7,940            939(a)      8,879
Operating services........................................................      13,773          1,634(a)     15,407
General and administrative................................................       6,927            730(a)      7,657
Depreciation and amortization.............................................      16,844          1,873(a)     18,717
Interest expense..........................................................      17,152          2,058(c)     19,210
                                                                            -----------       -------    -----------
Total expenses............................................................      74,565          8,573        83,138
                                                                            -----------       -------    -----------
Income before minority interest...........................................      38,132          2,927        41,059
Minority interest.........................................................       3,648            491(d)      4,139
                                                                            -----------       -------    -----------
Net income................................................................   $  34,484     $    2,436     $  36,920
                                                                            -----------       -------    -----------
                                                                            -----------       -------    -----------

Weighted average common shares outstanding................................      36,475                       36,475
                                                                            -----------                  -----------
Net income per common share...............................................   $    0.95                    $    1.01
                                                                            -----------                  -----------

                See accompanying footnotes on subsequent pages.

                            CALI REALTY CORPORATION

       NOTES TO PRO FORMA CONDENSED CONSOLIDATION STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                 (IN THOUSANDS)

(a) Reflects:

    Revenues and expenses for the properties acquired in 1997 by the Company for the period January 1, 1997 through the earlier of the date of acquisition or June 30, 1997, as follows:

                                                                                 REAL
                         DATE            BASE      ESCALATIONS/      OTHER      ESTATE                  OPERATING
PROPERTY (1)           ACQUIRED        RENTS(2)     RECOVERIES      INCOME       TAXES     UTILITIES    SERVICES
-----------------  -----------------  -----------  -------------  -----------  ---------  -----------  -----------
1345 Campus
  Parkway........  January 28, 1997    $      58     $      19        --       $       7   $       1    $       4
RM Transaction...  January 31, 1997        5,209           195     $     524         817         379          858
Westlakes........  May 8, 1997             3,126           866        --             258         362          449
Shelton Place
  (4)............  July 31, 1997             982           105        --              80         138          141
200 Corporate      August 15, 1997           386            12        --              55           5           73
Three
  Independence...  September 3, 1997         973             1        --             122          54          109
                                      -----------       ------         -----   ---------       -----   -----------
Total Pro Forma Adj. for 1997
  Events............................   $  10,734     $   1,198     $     524   $   1,339   $     939    $   1,634
                                      -----------       ------         -----   ---------       -----   -----------
                                      -----------       ------         -----   ---------       -----   -----------


                      GENERAL AND
PROPERTY (1)        ADMINISTRATIVE     DEPRECIATION(3)
-----------------  -----------------  -----------------
1345 Campus
  Parkway........      $       1          $      12
RM Transaction...            410                864
Westlakes........            246                607
Shelton Place
  (4)............             51                165
200 Corporate                  1                 85
Three
  Independence...             21                140
                           -----             ------
Total Pro Forma A
  Events.........      $     730          $   1,873
                           -----             ------
                           -----             ------

------------------------

(1) The Moorestown Buildings were vacant during 1996 and for the six months ended June 30, 1997.

(2) Pro forma base rents are presented on a straight-line basis calculated from January 1, 1996 forward.

(3) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

(4) Total revenues of $444 and Revenue in excess of certain expenses of $234 for the three months ended March 31, 1997 have been included in both the Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 1997 and the Year Ended December 31, 1996.

                            CALI REALTY CORPORATION

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                 (IN THOUSANDS)

(b) Represents reduction for (i) interest income earned on investments of proceeds from the November 1996 offering ($835) and (ii) interest income earned on the RM Mortgage Receivable as a result of the prepayment in connection with the 200 Corporate acquisition ($121).

(c) The pro forma adjustment to interest expense for the six months ended June 30, 1997 reflects interest on mortgage debt assumed with certain acquisitions and additional borrowings from the Company's credit facilities to fund certain acquisitions. Pro forma interest expense for the six months ended June 30, 1997 is computed as follows:

Interest expense on the Initial Mortgage Financing, after the        $   2,443
Partial Pre-payment (fixed interest rate of 8.02 percent on $44,313 and variable rate of 30-day LIBOR plus 100 basis points on $20,195;
weighted average interest rate used is 6.60 percent)
Interest expense on loan assumed with Fair Lawn acquisition on             767
March 3, 1995 (fixed interest rate of 8.25 percent on average outstanding principal balance of approximately $18,605)
Interest expense on mortgages in connection with the Harborside          5,421
acquisition in 1996 (fixed interest rate of 7.32 percent on
$107,912 and initial rate of 6.99 percent on $42,088)
Interest expense on outstanding borrowings on the Company's credit       3,927
lines (a variable rate of 30-day LIBOR plus 125 basis points during the period on $114,655; weighted average interest rate used is 6.85 percent)
Interest expense on Teachers Mortgage assumed with the RM                6,652
Transaction on January 31, 1997 (fixed interest rate of 7.18 percent on $185,283)
                                                                     ---------
Total pro forma interest expense for the six months ended June 30,   $  19,210
1997:
                                                                     ---------
                                                                     ---------

   Interest expense can be effected by increases and decreases in the variable interest rates under the Company's various floating rate debt. For example, a one-eighth percent change in such variable interest rates will result in a $84 change for the six months ended June 30, 1997.

(d) Represents pro forma income allocated to the pro forma weighted average minority interest (Units) in Cali Realty L.P. (the Operating Partnership) for the period of 10.08 percent.

                            CALI REALTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                                         PRO FORMA                   PRO FORMA
                                           COMPANY     ADJ. FOR 1996               ADJ. FOR 1997   OTHER PRO       COMPANY
                                          HISTORICAL    EVENTS (A)     SUB--TOTAL   EVENTS (B)     FORMA ADJ.     PRO FORMA
                                          ----------   -------------   ---------   -------------   ----------     ---------
REVENUES
----------------------------------------
Base rents..............................   $76,922        $49,087      $ 126,009      $76,655         --          $202,664
Escalations and recoveries from
  tenants...............................    14,429          8,870         23,299        8,230         --            31,529
Parking and other.......................     2,204            190          2,394        4,428         --             6,822
Interest income.........................     1,917             (c)         1,917          (c)           (738)(c)     1,179
                                          ----------   -------------   ---------   -------------   ----------     ---------
Total revenues..........................    95,472         58,147        153,619       89,313           (738)      242,194
                                          ----------   -------------   ---------   -------------   ----------     ---------
EXPENSES
----------------------------------------
Real estate taxes.......................     9,395          5,144         14,539       11,039         --            25,578
Utilities...............................     8,138          3,313         11,451        6,619         --            18,070
Operating services......................    12,129          6,452         18,581       12,277         --            30,858
General and administrative..............     5,800          3,020          8,820        4,965         --            13,785
Depreciation and amortization...........    15,812          8,133         23,945       13,021         --            36,966
Interest expense........................    12,677             (d)        12,677          (d)         25,608(d)     38,285
                                          ----------   -------------   ---------   -------------   ----------     ---------
Total expenses..........................    63,951         26,062         90,013       47,921         25,609       163,542
                                          ----------   -------------   ---------   -------------   ----------     ---------
Income before gain on sale of rental
  property, minority interest and
  extraordinary item....................    31,521         32,085         63,606       41,392        (26,346)       78,652
Gain on sale of rental property.........     5,658         (5,658)        --           --             --             --
                                          ----------   -------------   ---------   -------------   ----------     ---------
Income before minority interest and
  extraordinary item....................    37,179         26,427         63,606       41,392        (26,346)       78,652
Minority interest.......................     4,760             (e)         4,760          (e)          3,263(e)      8,023
                                          ----------   -------------   ---------   -------------   ----------     ---------
Income before extraordinary item........   $32,419        $26,427      $  58,846      $41,392       $(29,609)     $ 70,629
                                          ----------   -------------   ---------   -------------   ----------     ---------
                                          ----------   -------------   ---------   -------------   ----------     ---------
Weighted average common shares
  outstanding...........................    18,461                                                                  36,202
                                          ----------                                                              ---------
Income before extraordinary item per
  common share..........................   $  1.76                                                                $   1.95
                                          ----------                                                              ---------

                See accompanying footnotes on subsequent pages.

                            CALI REALTY CORPORATION

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (IN THOUSANDS)

(a) Reflects:

    Revenues and expenses of the properties acquired in 1996 for the period January 1, 1996 through the date of acquisition, as follows:

                                                                                   REAL
PROPERTY/                 DATE OF          BASE      ESCALATIONS/      OTHER      ESTATE                  OPERATING
  EVENT              ACQUISITION/EVENT   RENTS (2)    RECOVERIES      INCOME       TAXES     UTILITIES    SERVICES
-------------------  -----------------  -----------  -------------  -----------  ---------  -----------  -----------
Carnegie...........  March 20, 1996      $     386     $      31        --       $      54   $      56    $      58
Rose Tree..........  May 2, 1996             1,312           115        --             165         180          179
Mt. Airy Bldgs.....  July 23, 1996             665           101        --             101      --                4
Harborside.........  November 4, 1996       30,884         7,037     $     166       3,096         906        3,633
Five Sentry........  November 7, 1996        1,663        --            --             148          32          325
Whiteweld..........  December 10, 1996       3,890           326        --             430         748          543
One Bridge Plaza...  December 16, 1996       3,597           293        --             420         412          659
Airport Center.....  December 17, 1996       6,953         1,004            24         780       1,035        1,129
                                        -----------       ------    -----------  ---------  -----------  -----------
Total Pro Forma
  Adj.
  for 1996
  acquisitions.....                      $  49,350     $   8,907     $     190   $   5,194   $   3,369    $   6,530
                                        -----------       ------    -----------  ---------  -----------  -----------

Revenues and expenses of the property disposed of in 1996 for the period January 1, 1996 through the disposition date, as follows:

Essex Road.........  March 20, 1996           (263)          (37)       --             (50)        (56)         (78)

Reduction of expenses as a result of the Partial Prepayment in 1996, for the period January 1, 1996 through March
12, 1996, as follows:

Partial
  Prepayment.......  March 12, 1996         --            --            --          --          --           --
                                        -----------       ------    -----------  ---------  -----------  -----------
Total Pro Forma Adj.
  for 1996 Events.....................   $  49,087     $   8,870     $     190   $   5,144   $   3,313    $   6,452
                                        -----------       ------    -----------  ---------  -----------  -----------
                                        -----------       ------    -----------  ---------  -----------  -----------


PROPERTY/              GENERAL AND      DEPRECIATION/
  EVENT              ADMINISTRATIVE   AMORTIZATION (3)
-------------------  ---------------  -----------------
Carnegie...........     $      11         $      49
Rose Tree..........            43               215
Mt. Airy Bldgs.....            51               107
Harborside.........         2,048             5,332
Five Sentry........            88               246
Whiteweld..........           158               733
One Bridge Plaza...           237               585
Airport Center.....           395               953
                           ------            ------
Total Pro Forma
  Adj.
  for 1996
  acquisitions.....     $   3,031         $   8,220
                           ------            ------

Revenues and expens
date, as follows:
Essex Road.........           (11)              (81)

Reduction of expens
12, 1996, as follow
Partial
  Prepayment.......        --                    (6)
                           ------            ------
Total Pro Forma Adj
  for 1996 Events..     $   3,020         $   8,133
                           ------            ------
                           ------            ------

(b) Reflects:

    Revenues and expenses for the properties acquired in 1997 by the Company for the year ended December 31, 1996, as follows:

                                                                                   REAL
                           DATE            BASE      ESCALATIONS/      OTHER      ESTATE                  OPERATING
PROPERTY (1)             ACQUIRED        RENTS (2)    RECOVERIES      INCOME       TAXES     UTILITIES    SERVICES
-------------------  -----------------  -----------  -------------  -----------  ---------  -----------  -----------
1345 Campus
  Parkway..........   January 28, 1997   $     698     $     165        --       $      90   $      25    $     103
RM Transaction.....   January 31, 1997      63,083         5,483     $   4,393       9,870       4,944        9,876
Westlakes..........        May 8, 1997       8,659         2,347        --             610       1,216        1,627
Shelton Place
  (4)..............      July 31, 1997       2,180           193        --             161         320          292
200 Corporate......    August 15, 1997         850            38            35          85      --              146
Three
  Independence.....  September 3, 1997       1,185             4        --             223         114          233
                                        -----------       ------    -----------  ---------  -----------  -----------
Total Pro Forma Adj.
  for 1997 Events.....................   $  76,655     $   8,230     $   4,428   $  11,039   $   6,619    $  12,277
                                        -----------       ------    -----------  ---------  -----------  -----------
                                        -----------       ------    -----------  ---------  -----------  -----------


                       GENERAL AND     DEPRECIATION
PROPERTY (1)         ADMINISTRATIVE         (3)
-------------------  ---------------  ---------------
1345 Campus
  Parkway..........     $      20        $     143
RM Transaction.....         3,997           10,364
Westlakes..........           772            1,734
Shelton Place
  (4)..............            93              329
200 Corporate......            36              170
Three
  Independence.....            47              281
                           ------          -------
Total Pro Forma Adj
  for 1997 Events..     $   4,965        $  13,021
                           ------          -------
                           ------          -------

------------------------

(1) The Moorestown Buildings were vacant during 1996.

(2) Pro Forma base rents are presented on a straight-line basis calculated from January 1, 1996 forward.

(3) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

(4) Revenues and certain expenses for Shelton Place reasonably reflect the operations of the property for the period April 1, 1996 through March 31, 1997. Total revenues of $444 and Revenue in excess of certain expenses of $234 for the three months ended March 31, 1997 have been included in both the Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 1997 and the Year Ended December 31, 1996.

                            CALI REALTY CORPORATION

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 1996 (CONTINUED)

                                 (IN THOUSANDS)

(c) Represents reduction for interest income earned on investments of proceeds from the November 1996 Offering ($1,463), net of additional interest income earned on the RM Mortgage Receivable ($725).

(d) The pro forma adjustment to interest expense for the year ended December 31, 1996 reflects interest on mortgage debt assumed with certain acquisitions and additional borrowings from the Company's credit facilities to fund acquisitions. Pro forma interest expense for the year ended December 31, 1996 is computed as follows:

Interest expense on the Initial Mortgage Financing, after the Partial        $   4,867
  Pre-payment (fixed interest rate of 8.02 percent on $44,313 and variable rate of 30-day LIBOR plus 100 basis points on $20,195; weighted average interest rate used is 6.50 percent)
Interest expense on loan assumed with Fair Lawn acquisition on March 3,          1,535
  1995 (fixed interest rate of 8.25 percent on average outstanding principal balance of approximately $18,605)
Interest expense on mortgages in connection with the Harborside acquisition     10,841
  on November 4, 1996 (fixed interest rate of 7.32 percent on $107,912 and initial rate of 6.99 percent on $42,088)
Interest expense on outstanding borrowings on the Company's credit lines (a      7,739
  variable rate of 30-day LIBOR plus 125 basis points during the period on
  $114,655; weighted average interest rate used is 6.75 percent)
Interest expense on Teachers Mortgage assumed with the RM Transaction on        13,303
  January 31, 1997 (fixed interest rate of 7.18 percent on $185,283)
                                                                             ---------
Total pro forma interest expense for the year ended December 31, 1996:       $  38,285
                                                                             ---------
                                                                             ---------

   Interest expense can be effected by increases and decreases in the variable interest rates under the Company's various floating rate debt. For example, a one-eighth percent change in such variable interest rates will result in a $169 change for the year ended December 31, 1996.

(e) Represents pro forma income allocated to the pro forma weighted average minority interest (Units) in Cali Realty L.P. (the Operating Partnership) of
    10.20 percent.

                            CALI REALTY CORPORATION

                 ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
           TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
                                  (UNAUDITED)

    The following unaudited statement is a Pro Forma estimate for a twelve month period of taxable income and funds available from operations of the Company. The Pro Forma statement is based on the Company's historical operating results for the twelve month period ended June 30 1997, adjusted for historical operations of the properties acquired during the period from July 1, 1996 to September 15, 1997 (as reported in this report and previous 8-K and 8-K/A filings of the Company dated January 31, 1997, December 31, October 28, October 29, October 8, and July 16, 1996) and certain items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

    This statement should be read in conjunction with (i) the financial statements of the Company and (ii) the Pro Forma financial statements of the Company.

ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):
Cali Realty Corporation historical income before minority
  interest for the year ended December 31, 1996,
  exclusive of depreciation and amortization.....................................  $  47,333
Cali Realty Corporation historical income before minority
  interest for the six months ended June 30, 1997,
  exclusive of depreciation and amortization.....................................     54,976
Cali Realty Corporation historical income before minority
  interest for the six months ended June 30, 1996,
  exclusive of depreciation and amortization.....................................    (19,729)
                                                                                   ---------
Cali Realty Corporation historical income before minority
  interest for the twelve month period ended June 30, 1997,
  exclusive of depreciation and amortization (Note 1)............................     82,580
Properties acquired July 1, 1996 through September 15, 1997, historical earnings from operations, as adjusted, exclusive
  of depreciation and amortization (Note 2)......................................     24,005
Pro Forma adjustments relating to the Company's common
  stock offerings (Note 3).......................................................     12,897
Net adjustment for tax basis revenue recognition (Note 4)........................        113
Estimated tax deduction from the exercise and sale of stock options under the
  Company's Employee Stock Option Plan...........................................     (3,100)
Estimated tax depreciation and amortization (Note 5)                                 (36,821)
                                                                                   ---------
Pro Forma taxable income before allocation to minority interest and
  dividends deduction............................................................     79,674
Estimated allocation to minority interest (Note 6)...............................     (8,662)
Estimated dividends deduction (Note 7)...........................................    (72,780)
                                                                                   ---------
                                                                                   ---------
                                                                                   $  (1,768)
                                                                                   ---------
                                                                                   ---------
Pro Forma taxable net operating income...........................................  $       0
                                                                                   ---------
                                                                                   ---------
ESTIMATE OF OPERATING FUNDS AVAILABLE (IN THOUSANDS):
Pro Forma taxable operating income before allocation to minority interests and dividends deduction..............................................  $  79,674
Add: Pro Forma depreciation and amortization.....................................     36,821
    Estimated tax deduction from the exercise and sale of stock options under the
      Company's Employee Stock Option Plan.......................................      3,100
                                                                                   ---------
Estimated Pro Forma operating funds available (Note 8)...........................  $ 119,595
                                                                                   ---------
                                                                                   ---------

                 See accompanying footnotes on subsequent page.

                            CALI REALTY CORPORATION

                 ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
           TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
                                  (UNAUDITED)

    Note 1 -- The historical income before minority interest represents the Company's income before minority interest for the twelve month period ended June 30, 1997.

    Note 2 -- The historical earnings from operations represents the Pro Forma results of the properties acquired during the period from July 1, 1996 to September 15, 1997 for the period from July 1, 1996 through the earlier of the date of acquisition or June 30, 1997.

    Note 3 -- Represents the pro forma interest reduction resulting from the paydown of funds drawn on the Company's credit facilities with proceeds from the Company's common stock offerings on August 13 and November 22, 1996.

    Note 4 -- Represents the net adjustment to (i) recognize prepaid rent and
              (ii) reverse the effect of rental revenue recognition on a straight line basis.

    Note 5 -- Tax depreciation for the Company is based upon the original cost or purchase price allocated to the buildings, depreciated on a straight-line method over a 39-year life.

    Note 6 -- Estimated allocation of taxable income to minority interests is based on a 10.11 percent minority interest in the operating partnership with a special allocation of depreciation on properties included in the Initial Public Offering and subsequent acquisitions where Operating Units were issued as part of the consideration.

    Note 7 -- Estimated dividends deduction is based on 36,389,785 shares outstanding at the dividend rate of $2.00 per share. Shares outstanding, on a pro forma basis, are 36,389,785.

    Note 8 -- Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Cali Realty Corporation on Forms S-3 (File Nos. 333-25475, 333-09875, 333-19101, 333-09081, 33-96542, and 33-96538) and Forms S-8 (File Nos. 33-91822,
333-18725, 333-19831 and 333-32661) of our report dated May 20, 1997 on our audit of the Statement of Revenue and Certain Expenses for Westlakes Office Park, of our report dated August 8, 1997 on our audit of the Statement of Revenue and Certain Expenses for First Shelton Place, and of our report dated September 3, 1997 on our audit of the Statement of Revenue and Certain Expenses for Three Independence Way, which reports are included in this Current Report on Form 8-K.

/s/ Schonbraun, Safris, Sternlieb, & Co., L.L.C.
-------------------------------------------
Schonbraun, Safris, Sternlieb, & Co., L.L.C.
Roseland, New Jersey
September 19, 1997